AMENDMENT

This Amendment (“Amendment”) to the Amended and Restated Global Custody and Fund Accounting Agreement between the trusts (each, a “Trust”) acting on behalf of each of the portfolios listed under their names in Schedule A (each, a “Customer” or a “Fund”) thereto and JPMorgan Chase Bank, N.A. (“Bank”) dated as of March 31, 2022, as amended (the “Principal Agreement”), is entered into as of December 1, 2025 (the “Effective Date”).

WHEREAS the parties hereto (the “Parties”) entered into the Principal Agreement pursuant to which Bank was appointed to provide certain custody and fund accounting services; and the Parties now wish to amend the Principal Agreement, as of the Effective Date.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the Parties hereby agree as follows:

1.	Definitions. Terms defined in the Principal Agreement shall, save to the extent that the context otherwise requires, bear the same respective meanings in this Amendment.

2.	Amendments. The Principal Agreement shall be amended as follows:

(A) Schedule A of the Principal Agreement is hereby replaced in its entirety by Schedule A to this Amendment (as attached).

(B) Schedule E of the Principal Agreement is hereby replaced in its entirety by Schedule E to this Amendment (as attached).

(C) As modified and amended hereby, the Parties hereby ratify, approve and confirm the Principal Agreement in all respects, and save as varied by this Amendment, the Principal Agreement shall remain in full force and effect.

3.

Representations. Each Party represents to the other Parties that all representations contained in the Principal Agreement are true and accurate as of the date of this Amendment, and that such representations are deemed to be given or repeated by each Party, as the case may be, on the date of this Amendment.

4.

Entire Agreement. This Amendment and the Principal Agreement and any documents referred to in each of them, constitute the whole agreement between the Parties relating to their subject matter and supersede and extinguish any other drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter. If any of the provisions of this Amendment are inconsistent with or in conflict with any of the provisions of the Principal Agreement then, to the extent of any such inconsistency or conflict, the provisions of this Amendment shall prevail as between the Parties.

5.

Counterparts. This Amendment may be executed in any number of counterparts which together shall constitute one agreement. Each Party may enter into this Amendment by executing a counterpart and this Amendment shall not take effect until it has been executed by each Party.

6.	Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

7.	Law and Jurisdiction. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

JPMORGAN INSTITUTIONAL TRUST

JPMORGAN TRUST I

JPMORGAN TRUST II

JPMORGAN TRUST IV

J.P. MORGAN FLEMING MUTUAL FUND GROUP, INC.

J.P. MORGAN MUTUAL FUND INVESTMENT TRUST

UNDISCOVERED MANAGERS FUNDS

JPMORGAN INSURANCE TRUST

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

Schedule A

JPMorgan Institutional Trust

JPMorgan Intermediate Bond Trust (liquidated on January 31, 2024)

JPMorgan Core Bond Trust

J.P. Morgan Fleming Mutual Fund Group, Inc

JPMorgan Mid Cap Value Fund

J.P. Morgan Mutual Fund Investment Trust

JPMorgan Growth Advantage Fund

JPMorgan Insurance Trust (removed as Party to the Principal Agreement)

JPMorgan Insurance Trust Core Bond Portfolio (liquidated on May 1, 2023)

JPMorgan Insurance Trust Global Allocation Portfolio (liquidated on April 25, 2023)

JPMorgan Insurance Trust Income Builder Portfolio (liquidated on April 25, 2023)

JPMorgan Trust I

JPMorgan 100% U.S. Treasury Securities Money Market Fund

JPMorgan Access Balanced Fund (liquidated on May 15, 2024)

JPMorgan Access Growth Fund (liquidated on May 15, 2024)

JPMorgan California Municipal Money Market Fund

JPMorgan California Tax Free Bond Fund

JPMorgan Commodities Strategy Fund (liquidated August 30, 2018)

JPMorgan Corporate Bond Fund

JPMorgan Diversified Fund

JPMorgan Diversified Real Return Fund (liquidated on December 8, 2017)

JPMorgan Emerging Markets Corporate Debt Fund (liquidated on February 3, 2020)

JPMorgan Emerging Markets Debt Fund

JPMorgan Emerging Markets Equity Fund

JPMorgan Emerging Markets Strategic Debt Fund (liquidated on April 29, 2022)

JPMorgan Equity Low Volatility Income Fund (liquidated on June 4, 2018)

JPMorgan Europe Dynamic Fund

JPMorgan Federal Money Market Fund

JPMorgan Floating Rate Income Fund

JPMorgan Global Allocation Fund

JPMorgan Global Bond Opportunities Fund

JPMorgan Global Research Enhanced Index Fund (liquidated on June 29, 2020)

JPMorgan Hedged Equity Fund

JPMorgan Income Builder Fund JPMorgan Income Fund

JPMorgan International Advantage Fund (liquidated on February 26, 2021)

JPMorgan International Equity Fund

JPMorgan International Equity Income Fund (liquidated on August 8, 2019)

JPMorgan International Focus Fund

JPMorgan Developed International Value Fund

JPMorgan International Value SMA Fund (liquidated on June 8, 2018)

JPMorgan Managed Income Fund

JPMorgan Mid Cap Equity Fund

JPMorgan National Municipal Income Fund1

JPMorgan New York Municipal Money Market Fund

JPMorgan New York Tax Free Bond Fund

JPMorgan Opportunistic Equity Long/Short Fund (liquidated on October 31, 2023)

JPMorgan Prime Money Market Fund

JPMorgan Research Market Neutral Fund

JPMorgan Short Duration Core Plus Fund

JPMorgan Small Cap Blend

JPMorgan Small Cap Equity Fund

JPMorgan Small Cap Sustainable Leaders Fund (liquidated on May 21, 2024)

JPMorgan SmartAllocation Equity Fund (liquidated on November 30, 2017)

JPMorgan SmartAllocation Income Fund (liquidated on November 30, 2017)

JPMorgan SmartRetirement Income Fund

JPMorgan SmartRetirement 2020 Fund(liquidated on April 25, 2025)

JPMorgan SmartRetirement 2025 Fund

JPMorgan SmartRetirement 2030 Fund

JPMorgan SmartRetirement 2035 Fund

JPMorgan SmartRetirement 2040 Fund

JPMorgan SmartRetirement 2045 Fund

JPMorgan SmartRetirement 2050 Fund

JPMorgan SmartRetirement 2055 Fund

JPMorgan SmartRetirement 2060 Fund

JPMorgan SmartRetirement Blend Income Fund

JPMorgan SmartRetirement Blend 2020 Fund(liquidated on April 25, 2025)

JPMorgan SmartRetirement Blend 2025 Fund

JPMorgan SmartRetirement Blend 2030 Fund

JPMorgan SmartRetirement Blend 2035 Fund

JPMorgan SmartRetirement Blend 2040 Fund

JPMorgan SmartRetirement Blend 2045 Fund

JPMorgan SmartRetirement Blend 2050 Fund

JPMorgan SmartRetirement Blend 2055 Fund

JPMorgan SmartRetirement Blend 2060 Fund

JPMorgan Strategic Income Opportunities Fund

JPMorgan Tax Aware Equity Fund (liquidated on December 18, 2023)

JPMorgan Tax Aware Real Return Fund

JPMorgan Tax Aware Real Return SMA Fund (liquidated on September 20, 2019)

JPMorgan Tax Free Money Market Fund

JPMorgan Total Return Fund2

JPMorgan Unconstrained Debt Fund3

JPMorgan U.S. Applied Data Science Value Fund4

JPMorgan U.S. Dynamic Plus Fund (liquidated on March 23, 2018)

JPMorgan U.S. Equity Fund

JPMorgan U.S. GARP Equity Fund

JPMorgan U.S. Large Cap Core Plus Fund

JPMorgan U.S. Research Enhanced Equity Fund

JPMorgan U.S. Small Company Fund

JPMorgan U.S. Sustainable Leaders Fund

JPMorgan U.S. Value Fund

JPMorgan Value Advantage Fund

Security Capital U.S. Core Real Estate Securities Fund (liquidated on December 8, 2017)

[1]	To be liquidated and reorganized under the JPMorgan Municipal ETF on or about 3rd quarter 2025.
[2]	To be liquidated on or about July 29, 2025.
[3]	To be liquidated and reorganized under the JPMorgan Flexible Debt ETF mid 2025.
[4]	To be liquidated and reorganized under the JPMorgan Fundamental Data Science Large Value ETF on or about July 11, 2025.

JPMorgan Trust II

JPMorgan Core Bond Fund

JPMorgan Core Plus Bond Fund

JPMorgan Equity Income Fund

JPMorgan Equity Index Fund

JPMorgan Government Bond Fund

JPMorgan High Yield Fund

JPMorgan Investor Balanced Fund

JPMorgan Investor Conservative Growth Fund

JPMorgan Investor Growth & Income Fund

JPMorgan Investor Growth Fund

JPMorgan Large Cap Growth Fund

JPMorgan Large Cap Value Fund

JPMorgan Liquid Assets Money Market Fund

JPMorgan Mid Cap Growth Fund

JPMorgan Mortgage-Backed Securities Fund5

JPMorgan Multi-Cap Market Neutral Fund (liquidated on March 28, 2018)

JPMorgan Municipal Money Market Fund

JPMorgan Ohio Municipal Bond Fund (liquidated on December 8, 2017)

JPMorgan Short Duration Bond Fund

JPMorgan Short-Intermediate Municipal Bond Fund

JPMorgan Small Cap Growth Fund

JPMorgan Small Cap Value Fund

JPMorgan SMID Cap Equity Fund

JPMorgan Tax Free Bond Fund

JPMorgan Treasury & Agency Fund (liquidated on December 8, 2017)

JPMorgan U.S. Government Money Market Fund

JPMorgan U.S. Treasury Plus Money Market Fund

Undiscovered Managers Funds

Undiscovered Managers Behavioral Value Fund

JPMorgan Trust IV

JPMorgan Core Focus SMA Fund (liquidated on February 15, 2023)

JPMorgan Emerging Markets Research Enhanced Equity Fund

JPMorgan Equity Premium Income Fund

JPMorgan Hedged Equity 2 Fund

JPMorgan Hedged Equity 3 Fund

JPMorgan Institutional Tax Free Money Market Fund

JPMorgan International Equity Plus Fund (liquidated on October 15, 2021)

JPMorgan International Hedged Equity Fund6

JPMorgan Macro Opportunities Fund (liquidated on October 13, 2022)

JPMorgan Municipal SMA Fund (de-registered on June 26, 2025)

JPMorgan Preferred and Income Securities Fund

JPMorgan Securities Lending Money Market Fund

JPMorgan SmartRetirement 2065 Fund

JPMorgan SmartRetirement Blend 2015 Fund (liquidated October 25, 2023)

[5]	To be liquidated and reorganized under the JPMorgan Mortgage-Backed Securities ETF on or about June 27, 2025.
[6]	To be liquidated and reorganized under the JPMorgan International Hedged Equity Laddered Overlay ETF on or about July 11, 2025.

JPMorgan SmartRetirement Blend 2065 Fund

JPMorgan SmartSpending 2020 Fund (liquidated on April 25, 2022)

JPMorgan Ultra-Short Municipal Fund

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Custody Fees

Safekeeping and Straight-Through Processing (STP) Transactions

Safekeeping: Basis point fees apply to assets that a Fund has instructed the Bank to hold or reflect on its custody systems.

STP Transactions: STP fees are applied to all security transactions (including receives and delivers, both vs payment and free of payment, trade cancellations, and trade amendments), effected during the billing period via electronic trade instructions received by the Bank, which enable straight-through processing.

Location of Settlement	Safekeeping	STP Transactions
	Basis Point Fee	STP Fee
Argentina	15.00	40.00
Austria	1.50	15.00
Bahrain	30.00	80.00
Bangladesh	30.00	80.00
Belgium	0.90	15.00
Bermuda	15.00	35.00
Botswana	30.00	80.00
Brazil	4.00	18.00
Bulgaria	30.00	75.00
Chile	16.00	45.00
China*	10.00	45.00
Clearstream*	1.00	7.00
Colombia	30.00	65.00
Croatia	20.00	45.00
Cyprus	20.00	75.00
Czech Republic	10.00	30.00
Denmark	1.00	17.00
Egypt	15.00	45.00
Estonia*	25.00	65.00
Euroclear*	0.50	7.00
Finland	0.90	15.00
Ghana	25.00	80.00
Greece	5.00	35.00
Hungary	12.00	45.00
Iceland	20.00	60.00
Indonesia	3.75	18.00
Ireland	0.90	15.00

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Location of Settlement	Safekeeping	STP Transactions
	Basis Point Fee	STP Fee
Israel	16.00	45.00
Italy	1.00	15.00
Jordan	40.00	80.00
Kazakhstan	40.00	80.00
Kenya	30.00	80.00
Kuwait	35.00	80.00
Latvia*	20.00	65.00
Lithuania*	25.00	65.00
Luxembourg*	2.70	25.00
Malaysia	5.00	25.00
Mauritius	30.00	80.00
Mexico	3.50	18.00
Morocco	30.00	75.00
Namibia	30.00	75.00
Netherlands	1.00	12.00
New Zealand	0.90	20.00
Nigeria	30.00	55.00
Norway	0.90	15.00
Oman	30.00	80.00
Pakistan	30.00	75.00
Peru	25.00	60.00
Philippines	5.00	30.00
Poland	5.30	31.00
Portugal	2.00	15.00
Qatar	25.00	90.00
Romania	30.00	75.00
Russia	13.00	45.00
Saudi Arabia	25.00	38.00
Serbia	25.00	85.00
Singapore	1.75	18.00
Slovak Republic	20.00	50.00
Slovenia	25.00	50.00
South Africa	2.15	18.00
Spain	1.00	16.00
Sri Lanka	20.00	65.00
Sweden	1.00	12.00

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Location of Settlement	Safekeeping	STP Transactions
	Basis Point Fee	STP Fee
Switzerland	1.00	18.00
Tanzania	30.00	80.00
Thailand	3.50	18.00
Tunisia	35.00	65.00
Türkiye	4.00	19.00
Ukraine	30.00	80.00
United Arab Emirates	17.65	60.00
Uruguay	30.00	65.00
Vietnam	25.00	65.00
West African Economic & Monetary Union (Benin, Burkina Faso, Guinea-Bissau, Ivory Coast, Mali, Niger, Senegal, Togo)	50.00	100.00
Zambia	30.00	80.00
Zimbabwe	30.00	80.00

Location of Settlement	Safekeeping Tiered Basis Point Fee			STP Transactions
	Tier I (bps)	Threshold I	Tier II (bps)	STP Fee
Australia	0.90	350,000,000	0.80	13.00
Canada	0.90	500,000,000	0.80	8.00
China Connect	2.50	850,000,000	2.25	25.00
France	0.90	2,000,000,000	0.80	11.00
Germany	0.90	1,500,000,000	0.80	11.00
Hong Kong	1.25	6,000,000,000	0.95	10.00
India	3.60	2,800,000,000	3.00	15.00
Japan	0.70	2,000,000,000	0.60	6.00
South Korea	3.50	1,500,000,000	2.25	16.50
Taiwan	4.00	1,500,000,000	3.00	31.00
United Kingdom	0.18	2,000,000,000	0.15	7.60
United States	0.046	1,500,000,000,000	0.035	1.90

Assets settled through ICSD which will be billed at separate rates. Please refer to table below* :

ICSD Settled/held : Domicile location of assets	Safekeeping
Basis Point Fee
United States	0.50

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Safekeeping and Straight-Through Processing (STP) Transactions – Notes and Methodologies

•

Safekeeping: Fees are assessed on the basis of 30 calendar days per month over 360 days per calendar year (i.e. “30/360”). Basis point fees will be calculated by the Bank at the end of the relevant billing period using asset values on the last day of such billing period derived from data provided by the Bank’s selected pricing sources in accordance with the Bank’s pricing practices applied at its discretion. The Bank reserves the right, upon notice to the Fund, to calculate basis point fees for the billing period based on the average asset value during the billing period rather than the asset value on the last day of the billing period taking into account factors such as whether the decrease in asset value was related to the sale of securities or changes in the market prices of securities.

•

Tiered Safekeeping Basis Point Fees are assessed at the Relationship level. “Relationship” refers to all accounts of the Fund under the Principal Agreement(s). Tiered basis point rates apply to the market value of assets greater than the threshold of the prior tier up to the threshold of that rate’s respective tier.

•

STP Transactions: STP fees will be assessed where the Bank receives authorized instructions in accordance with the terms of the Principal Agreement(s) in an electronic format that enables STP, when applicable. Trade instructions that require manual input or repair will incur surcharges as set forth herein.

•

*China. Safekeeping and STP fees in China is based on the assumption that HSBC is the appointed sub-custodian in China. The Bank reserves the right, upon notification to the Fund, to modify the fee should client decide to use a different sub-custodian in China.

Euroclear. The Bank may bill local non-International Central Securities Depository (ICSD) issued assets that are settled and held through an ICSD on the basis of underlying local market safekeeping fees set forth within unless the market is listed in the table ‘ICSD Settled /held’, where separate rates set forth within this table for each market will apply. In markets with tiered safekeeping fees, local non-ICSD issued assets settled through ICSD will be tiered independently from non-Euroclear local market assets for purposes of determining the applicable safekeeping fee. Tiered Safekeeping Basis Point Fees are assessed at the Relationship level. “Relationship” refers to all accounts of the Fund under the Principal Agreement(s). To the extent the applicable market safekeeping fees are not stated herein, The Bank will assess a standard rate for the relevant market and/or service to be determined by the Bank. Assets settled through ICSD will be displayed on the invoice as a separate market naming convention from local markets.

Luxembourg and all Baltic markets - Estonia, Latvia and Lithuania are supported via Clearstream in its capacity as an International Central Securities Depository (ICSD).

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Other Transaction Fees

The fees set forth in this section apply to Non-STP Transactions and other security transactions, such as record-keeping, inter-account transfers and repo transactions.

Other Transaction Fees	Basis of Fee	Fee
Physical Securities Transaction	Per Transaction	20.00
Collateral Pledge	Per Transaction	1.90
Inter-account Transfer - Book-Entry Security	Per Transaction Per Side	2.50
Manual Instruction Surcharge	Per Transaction	50.00
Non-STP Surcharge - Repairs	Per Transaction	25.00
Record Keeping-Only Transaction Post	Per Transaction	5.00

Other Transaction Fees – Notes and Methodologies

•	Non-STP Surcharge - Repairs: includes corporate action instructions repaired by J.P. Morgan

•	Manual Instruction Surcharge: includes manual corporate action instruction submission

Proxy Services

The fees set forth in this section apply where the Funds have opted in to the service, and vary by type of market and level of service provided.

Proxy Services - Fees

Proxy Services	Basis of Fee	Fee
Standard Market	Per Vote Per Account	15.00
Complex Market	Per Vote Per Account	45.00

Proxy - Standard Markets
Australia	Israel	Nigeria	Thailand

Bahrain	Japan	Oman	Tunisia

Bangladesh	Jordan	Pakistan	U.A.E

Bermuda	Kenya	Philippines	Uganda

Botswana	Kuwait	Russia	Ukraine

Chile	Malawi	S. Africa	United Kingdom

Colombia	Malaysia	S. Korea	Vietnam

Ghana	Mauritius	Singapore	Zambia

Hong Kong	Mexico	Slovak Rep	Zimbabwe

India	Morocco	Spain

Indonesia	Namibia	Sri Lanka

Ireland	New Zealand	Taiwan

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Proxy - Complex Markets
Argentina	Czech Rep.	Hungary	Saudi Arabia

Austria	Denmark	Iceland	Serbia

Belgium	Egypt	Italy	Slovenia

Brazil	Euroclear	Kazakhstan	Portugal

Bulgaria	Finland	Netherlands	Sweden

China	France	Norway	Switzerland

Clearstream	FORSS/FSO Proxy	Peru	Tanzania

Croatia	Germany	Poland	Türkiye

Cyprus	Greece	Romania

Proxy Services – Notes and Methodologies

•	Standard and Complex markets of settlement are defined as per the grid above and are subject to change at the Bank’s discretion.

•	Proxy Voting in Canada and United States will be free of charge.

Custody Account Administration

The annual fees set forth in this section are for administration and maintenance of the account by the Bank.

Custody Collateral Control Services - Fees

Collateral Services	Basis of Fee	Fee
Account Maintenance: Custody Collateral Control Account	Per Open Account Per Annum	1,600.00
Custody Account Maintenance	Per Account Per Annum	1,600.00

Custody Collateral Control Services – Notes and Methodologies

•	Custody Collateral Control Account fee Includes tri-party, re-insurance, and statutory deposit accounts.

•	Custody Account maintenance fee applicable only to collateral accounts supporting the interfund lending program.

•	Per annum fees are assessed pro-rata on the basis of 30 calendar days per month over 360 days per year (i.e. “30/360”) for the relevant billing period.

•	Per account fees are assessed for each account open on J.P. Morgan’s custody systems irrespective of whether the account has any holdings or activity.

Income and Redemption Processing

The fees set forth in this section are for processing of income and redemption events.

Income and Redemption Processing	Basis of Fee	Fee
Income Processing: Book Entry	Per Posting	2.25
Income Processing: Physical	Per Posting	15.00
Redemptions: Book Entry	Per Posting	2.25
Redemptions: Physical	Per Posting	15.00

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Income and Redemption Processing – Notes and Methodologies

•	Income processing includes principal paydowns, interest on fixed income securities and dividends on equities (cash and/or stock).

•	Redemptions include maturities and full or partial calls on fixed income securities.

•	Fees are assessed for income and redemption events for United States securities. The Bank may, at its discretion, also assess fees for income and redemption events for non-United States securities.

Core Cash Services

The fees set forth in this section are for cash payment and receipt services.

Core Cash Service	Basis of Fee	Fee
		Standard	Complex
Free Cash Wire	Per Transaction	3.50	3.50
Free Cash Wire Cross Currency	Per Transaction	3.50	3.50
Inter-account Transfer	Per Transaction Per Side	2.50	2.50
Inter-account Transfer Cross Currency	Per Transaction Per Side	2.50	2.50
Third Party FX	Per Transaction Per Leg	9.00	18.00

Core Cash Service	Basis of Fee	Fee
CLS Wires	Per Transaction Per Leg	7.50
Cash Instruction Repair Surcharge	Per Transaction	25.00
Checks	Per Transaction	25.00
Manual Cash Instruction Surcharge	Per Transaction	50.00

Core Cash Standard Currencies
Australian Dollar (AUD)	Israeli New Shekel (ILS)	Singapore Dollar (SGD)

British Pound (GBP)	Japanese Yen (JPY)	South African Rand (ZAR)

Bulgarian Lev (BGN)	Jordanian Dinar (JOD)	South Korean Won (KRW)

Canadian Dollar (CAD)	Mexican Peso (MXN)	Swedish Kron (SEK)

Chinese Yuan (CNY)	New Zealand Dollar (NZD)	Swiss Francs (CHF)

Czech Koruna (CZK)	Norwegian Krone (NOK)	Turkish Lira (TRY)

Danish Krone (DKK)	Polish Zloty (PLN)	US Dollar (USD)

Euro Dollar (EUR)	Qatari Rial (QAR)	United Arab Emirates Dirham (AED)

Hong Kong Dollar (HKD)	Romanian Leu (RON)

Hungarian Forint (HUF)	Serbian Dinar (RSD)

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Core Cash Complex Currencies
Albanian Lek (ALL)	Indonesian Rupiah (IDR)	Saudi Riyal (SAR)

Argentine Peso (ARS)	Kazakhstani Tenge (KZT)	Sri Lankan Rupee (LKR)

Bahraini Dinar (BHD)	Kenyan Shilling (KES)	Taiwan New Dollar (TWD)

Bangladeshi Taka (BDT)	Kuwaiti Dinar (KWD)	Tanzanian Shilling (TZS)

Bermudan Dollar (BMD)	Malawian Kwacha (MWK)	Thai Baht (THB)

Botswanan Pula (BWP)	Malaysian Ringgit (MYR)	Tunisian Dinar (TND)

Brazilian Real (BRL)	Mauritian Rupee (MUR)	Ugandan Shilling (UGX)

Chilean Peso (CLP)	Moroccan Dirham (MAD)	Ukrainian Hryvnia (UAH)

Colombian Peso (COP)	Namibian Dollar (NAD)	Uruguayan Peso (UYU)

Costa Rican Colon (CRC)	Nigerian Naira (NGN)	Vietnamese Dong (VND)

Egyptian Pound (EGP)	Omani Rial (OMR)	West African CFA Francs (XOF)

Georgian Lari (GEL)	Pakistani Rupee (PKR)	Zambian Kwacha (ZMW)

Ghanaian Cedi (GHS)	Peruvian Sol (PEN)	Zimbabwean Dollar (ZWL)

Icelandic Krona (ISK)	Philippine Peso (PHP)

Indian Rupee (INR)	Russian Ruble (RUB)

Core Cash Services – Notes and Methodologies

•	Standard and Complex currencies are defined as per the grid above and are subject to change at the Bank’s discretion.

•

Cash Instruction Repair Surcharge: STP cash instructions that require amendment or repair by the Bank to enable the instructions to be processed will incur surcharge as set forth above. This fee will be assessed in addition to standard transaction charges.

•

Manual Cash Instruction Surcharge: Cash instructions that require manual input will incur surcharge as set forth above. This fee will be assessed in addition to standard transaction charges for all faxed or free format SWIFT instructions sent to the Bank.

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Custody Additional Notes and Methodologies

•

Repurchase agreement (Repo) transactions will be assessed as follows: (1) Bilateral Repo: (a) STP Fees apply for each on-leg and off-leg DvP/RvP trade settlements; and (b) Repo Transaction Post fee applies for the maintenance of the repo position on the Bank’s system. (2) Triparty Repo: (a) a Repo Transaction Post fee applies for each on-leg and off-leg transaction; and (b) a Free Cash Wire Receipt or Payment fee applies for the on-leg and off-leg transactions.

•

Exchange-traded options will be assessed as follows: (1) a Record Keeping-Only Transaction Post fee applies for the option transaction. (2) a Collateral Pledge fee applies for the pledge/un-pledge of the underlying equity.

•

Time Deposits will be assessed as follows: (1) a Record Keeping-Only Transaction Post fee applies for each on-leg and off-leg transactions. (2) a Free Cash Wire Receipt or Payment fee applies for the on-leg and off-leg transactions.

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Fund Accounting Services

Fund Accounting Per Fund Complex

All Funds Excluding Money Market Funds

Asset Tier		Fee
From	To	BPS Per Fund Complex Per Annum
0	85,000,000,000	0.35
85,000,000,000	160,000,000,000	0.30
160,000,000,000	425,000,000,000	0.20
425,000,000,000	Above	0.10

Fund Minimum

Service	Basis of Fee	Fee
All Funds Excluding Money Market Funds	Per Fund Per Annum	15,000.00

Fund Accounting Per Fund Complex

Money Market Funds

Asset Tier		Fee
From	To	BPS Per Fund Complex Per Annum
0	250,000,000,000	0.13
250,000,000,000	Above	0.10

Fund Minimum

Service	Basis of Fee	Fee
Money Market Funds	Per Fund Per Annum	15,000.00

Fund Accounting and Minimum - Notes and Methodologies

•

Fund Accounting Per Complex: The basis point tiering structure is applied to aggregated total net assets of the funds. The resulting total basis point fee is then prorated to each sub-fund based on their net assets as a proportion of the aggregated total net assets (based upon monthly average net assets).

•

Fund Minimum: In the event that Fund Accounting fees for a billing period, excluding reimbursable out-of-pocket expenses and market data fees, are less than the minimum fee specified herein, as pro-rated for the applicable billing period, the pro-rated minimum fee will apply.

•	Fund Minimums will be discounted by 50% for the first 6 months billing periods following the relationship/sub fund live date.

•

A cap on Fund Accounting fees for each Money Market Fund will be set at $1,500,000 per annum. The foregoing cap may be annually adjusted during the term of this Fee Agreement upon the request of either party and the parties hereby agree to negotiate diligently and in good faith any such adjustment.

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Additional Fund Accounting Services

Service	Basis of Fee	Fee
Hourly Money Market Amortized Cost NAVs	Per Fund Per Annum	5,500.00
Floating NAV Fee	Per Fund Per Annum	110,000.00
Daily Money Market NAV Calculation Fee	Per Fund Per Annum	16,500.00

Share Class

Number of Share Classes		Fee
From	To	Per Share Class Per Annum
0	10	Waived
10	Above	2,200.00

ETF Fund Conversion

One-time fee applied to each Fund:

Service	Basis of Fee	Fee
Standard ETF Conversion	One-time Per Fund	15,000.00

ETF Fund Conversion - Notes and Methodologies

•

Transfer of the accounting records; inclusive of collapsing of share classes, converting mutual fund to ETF shares, and the creation of the ledger/ sub-ledgers to support the asset & liability balances

•	Loading of historical NAV, distribution, and market prices to produce NAV/Market returns on a going forward basis

•	Full piecing of the funds PnL from a fiscal/excise perspective in the first year of the newly created ETF operations

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Complex Asset Servicing

Over-the-Counter (OTC) Derivatives

OTC Valuation and Processing	Basis of Fee	Fee
Pricing Direct	Per Position Per Day	2.50
Other Vendor	Per Position Per Day	4.65
Non-Independent	Per Position Per Day	1.00

OTC Valuation and Processing– Notes and Methodologies

•	Per Source and validate valuations from approved vendors utilizing the Bank’s existing contractual relationships or received from fund manager/Customer/counterparty.

•	Trade capture, lifecycle management, and processing of valuation and cash data into Bank’s accounting system.

•	Reconciliation of positions to fund manager/Customer and counterparty/clearing broker. Calculation of cash flows or receipt of cash events from fund manager/Customer where relevant.

•	Execution of Customer’s pricing hierarchy and management of valuation vendors.

OTC Valuation Comparison	Basis of Fee	Fee
Pricing Direct	Per Position Per Day	1.00
Other Vendor	Per Position Per Day	3.10
Non-Independent	Per Position Per Day	0.50

OTC Valuation Comparison– Notes and Methodologies

-	Comparison between Bank Independent OTC valuation and an agreed secondary OTC valuation. Reporting of reconciliation results to be made available to a Fund.

Service	Description	Basis of Fee	Fee
OTC Trade Processing - Manual	Trade instructions requiring manual intervention such as fax or email transmitted instructions	Per Trade	51.65

Contracts For Difference (CFDs)

Service	Description	Basis of Fee	Fee
CFD Position Management	Process CFD components: Income, corporate actions, and financing. Capture of settlement activity & realization of cash within the fund. Reconciliation to prime broker.	Per Position Per Month	13.00

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Bank Loans

Service	Description	Basis of Fee	Fee
Loan Position Management	Trade capture & maintenance on Loan recordkeeping system. Process lifecycle events & cash flows from loan agent and collect and store agent bank notices. Reconcile daily to separate fund cash account and monthly position to Agent Bank. Calculate and post accruals to Fund & price assets.	Per Position Per Annum	550.00

Exchange Traded Derivatives

Service	Description	Basis of Fee	Fee
Exchange Traded Derivatives	Trade instructions	Per Trade	5.00

Complex Asset Servicing – Notes and Methodologies

•	Per month and per annum charges will be calculated by Bank based on the number of unique positions, held or reflected per account, on the last day of the month as reflected on Bank’s systems.

•	Per annum fees are assessed on the basis of 30 calendar days per month over 360 days per calendar year (i.e. “30/360”).

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Agreement and Acknowledgement

A.	Fees and Expenses.

•

Fees. Bank will present invoices monthly in arrears. Fees included in this Fee Agreement are based upon information provided by Customer, and where necessary, assumptions that Bank believes to be reasonable are applied. All amounts set forth in this Fee Agreement are quoted in U.S. Dollar.

•

Expenses. Bank may charge you for additional out-of-pocket expenses it incurs in the course of providing the Services. Such out-of-pocket expenses may include, but are not limited to, late instruction/settlement fees, local market account opening fees, taxes, issuer fees, legal fees, translation fees, tax reclaim filing fees and/or travel expenses.

~~B.~~

AutoFX. For pricing in respect of foreign exchange activity via J.P. Morgan’s custody FX platform, AutoFX, please refer to the separate pricing letter which will be provided to the you in the event that Bank provides this service to you.

C.

FX Conversion. Where costs are incurred in a currency other than your invoice base currency, or costs are based on a valuation of any of your securities in a currency other than your invoice base currency, Bank will perform a foreign exchange calculation to determine such costs payable by you. Such calculation will typically use the WM/Reuters spot rate (“Benchmark Rate”) for the relevant currency pair published at 4:00pm London time on the last business day of each calendar month for which you will be invoiced. However, the Benchmark Rate used in such calculation may change from time to time and Bank will notify you of such rate change.

D.

New Markets or Services. To the extent Customer engages in a market or utilizes a service where fees are not stated in this amendment, the Bank will assess a standard rate for the relevant market or service to be determined by the Bank unless an alternative pricing arrangement is agreed in writing between Customer and the Bank. The relevant rate will be assessed commencing at the time the market or service is first engaged or utilized. Resultant charge will be detailed within Customer’s invoice and the amendment will be deemed to include the rate for such market and/or service.

E.

Overdrafts. In the event that the Bank, in its sole discretion, provides an overdraft to Customer, the Bank will charge interest at a rate to be determined by the Bank. For foreign overdrafts, including USD held offshore, overdraft rates vary by currency and by day, depending largely on market liquidity and prevailing overnight rates. For domestic overdrafts, the overdraft rate is Effective Fed Funds + 150bps.

F.

Earnings Credit Rate. In the event that the Bank, in its sole discretion, provides an Earnings Credit Rate program to Customer, and the application of the Earnings Credit Rate program results in a positive number or Earnings Credit, the Earnings Credit may be used to offset fees accrued in Customer’s account during the billing period, up to the amount of the Earnings Credit. Unused Earnings Credits are carried over from month to month during a calendar year and expire at the end of each calendar year. Unused Earnings Credits may not be applied to prior billing periods and cannot be converted into interest. Customer should continuously monitor and adjust balances to ensure optimal use of available Earnings Credits by year-end.

G.

Customized Products. Any customized technology projects required to meet Customer’s specific requirements, such as non-standard reporting requirements, system interfaces or enhancements, will be billed to Customer based on the time and materials required to design, develop, test and deliver the project, unless an alternative arrangement is agreed in writing between Client and the Bank.

H.

Inflation Clause. The Bank will increase service fees set forth in the Fee Agreement and any subsequent fee amendments following the anniversary of the effective date of this Fee Agreement and annually thereafter by the United States Consumer Price Index rate (CPI Rate) defined as the Year-over-Year percent change of All-items, Not Seasonally Adjusted for the most recent year end.

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For the avoidance of doubt the Bank shall not be obliged to reflect a negative CPI Rate. Expenses including but not limited to Out of Pockets fees would not be subject to the rate increase.

The Bank and Customer agree the inflation clause will not be invoked for the duration of this agreement.

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